Schedule A

100 shares sold at $48.98
1,100 shares sold at $48.97
8,800 shares sold at $48.83
600 shares sold at $48.74
9,400 shares sold at $48.58
600 shares sold at $48.66
100 shares sold at $48.65
300 shares sold at $48.64
100 shares sold at $48.63
100 shares sold at $48.62
100 shares sold at $48.61
400 shares sold at $48.57
2,000 shares sold at $48.56
1,500 shares sold at $48.55
2,000 shares sold at $48.52
800 shares sold at $48.51
2,000 shares sold at $48.50